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                                                                      Exhibit 24
                                                                      ----------


                               POWER OF ATTORNEY

               FOR THE ACQUISITION OF SKANEATELES BANCORP. INC.

          Each director whose signature appears below appoints Alex S. DePersis and Larry G. Denniston, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such director's name, place and stead, in any and all capacities to sign the Registration Statement on Form S-4 and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be signed in counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on January 22nd, 1999.


 /S/                                         /S/
-------------------------               ---------------------------
Ferris G. Akel                          Robert W. Allen


 /S/                                         /S/
-------------------------               ---------------------------
Diana J. Bendz                          William C. Craine


 /S/                                         /S/
-------------------------               ---------------------------
Alex S. DePersis                        Thomas F. Kelly


 /S/                                         /S/
-------------------------               ---------------------------
David A. Niermeyer                      Mark T. O'Neil, Jr.


 /S/                                         /S/
-------------------------               ---------------------------
William H. Rincker                      Thomas L. Thorn


 /S/
-------------------------
Herbert R. Levine